RF INDUSTRIES, LTD.
                                7610 Miramar Road
                            San Diego, CA 92126-4202



         NOTICE IS HEREBY GIVEN that the ANNUAL MEETING OF SHAREHOLDERS
                          WILL BE HELD ON April 9, 1999


     An Annual Meeting of Shareholders of RF Industries, Ltd., a Nevada corporation (the "Company"), will be held at the office of the Company at 7610 Miramar Road, San Diego, CA 92126-4202 on Friday, April 9, 1999, at 1:30 p.m., Pacific Standard Time, for the following purposes:

1. To elect five directors of the Company who shall serve until the 2000 Annual Meeting of Shareholders (and until the election and qualification of their successors).

2. To ratify the selection of J.H. Cohn LLP as the Company's independent public accountants for the fiscal year ending October 31, 1999.

3. To transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

     The Board of Directors has fixed the close of business on February 5, 1999 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment thereof. A complete list of such shareholders will be available at the executive offices of the Company for ten (10) days before the meeting.

     All shareholders are cordially invited to attend the Annual Meeting of Shareholders in person. Regardless of whether you plan to attend the meeting, please sign and date the enclosed Proxy and return it promptly in the accompanying envelope, postage for which has been provided if mailed in the United States. The prompt return of Proxies will ensure a quorum and save the Company the expense of further solicitation. Any shareholder returning the enclosed Proxy may revoke it prior to its exercise by voting in person at the meeting or by filing with the Secretary of the Company a written revocation or a duly executed Proxy bearing a later date.


                                      By Order of the Board of Directors

                                      Terrie A. Gross,
                                      Corporate Secretary
                                      Chief Financial Officer

San Diego, California
March 10, 1999

                               RF INDUSTRIES, LTD.
                                7610 Miramar Road
                            San Diego, CA 92126-4202

                              --------------------
                                 PROXY STATEMENT
                              --------------------

General
-------
         The enclosed Proxy is solicited on behalf of the Board of Directors of RF Industries, Ltd., a Nevada corporation (the "Company"), for use at the Annual Meeting of Shareholders ("Annual Meeting") to be held on Friday, April 9, 1999, at 1:30 p.m., local time, or at any adjournment or postponement thereof. The Annual Meeting will be held at the office of the Company at 7610 Miramar Road, San Diego, CA 92126-4202. This Proxy Statement and the accompanying Proxy and annual report were mailed to shareholders on or about March 10, 1999.

Voting
------
         Only shareholders of record at the close of business on February 5, 1999, will be entitled to vote at the Annual Meeting. On February 5, 1999, there were approximately 3,078,598 shares of Common Stock outstanding. The Company is incorporated in Nevada, and is not required by Nevada corporation law or its Articles of Incorporation to permit cumulative voting in the election of directors.

         On each or any other matter properly presented and submitted to a vote at the Annual Meeting, each share will have one vote and an affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote (where the holders of a majority of the shares entitled to vote are present in person or by Proxy) will be necessary to approve the matter.

Revocability of Proxies
-----------------------
         When the enclosed Proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with any directions noted thereon, and if no directions are indicated, the shares it represents will be voted in favor of the proposals set forth in the notice attached hereto. Any person giving a Proxy in the form accompanying this statement has the power to revoke it any time before its exercise. It may be revoked by filing with the Secretary of the Company's principal executive office, 7610 Miramar Road, San Diego, CA 92126-4202, an instrument of revocation or a duly executed Proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person.

Solicitation
------------
     The Company will bear the entire cost of solicitation of Proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the Proxy, and any additional material furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. The solicitation of Proxies by mail may be supplemented by telephone, telegram, and/or personal solicitation by directors, officers, or employees of the Company. No additional compensation will be paid for any such services. Except as described above, the Company does not intend to solicit Proxies other than by mail.


                                   PROPOSAL 1:
                      NOMINATION AND ELECTION OF DIRECTORS

         Each director to be elected will hold office until the next Annual Meeting and until his or her successor is elected and has qualified, or until his or her death, resignation, or removal. Five directors are to be elected at the Annual Meeting. All of the nominees for director were elected by the shareholders at the Company's 1998 annual meeting of shareholders.

         The five candidates receiving the highest number of affirmative votes cast at the Annual Meeting shall be elected as directors of the Company. Each person nominated for election has agreed to serve if elected. If any of such nominees shall become unavailable or refuse to serve as a director (an event that is not anticipated), the Proxy holders will vote for substitute nominees at their discretion. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the five nominees named below.

                        THE BOARD OF DIRECTORS RECOMMENDS
                      A VOTE IN FAVOR OF EACH NAMED NOMINEE

Nominees
---------
         Set forth below is information regarding the nominees, including information furnished by them as to their principal occupations for the last five years, and their ages as of October 31, 1998.

              Name                        Age          Director Since
             ------                      -----        ----------------

              Jack A. Benz                 65               1990
              John R. Ehret                61               1991
              Howard F. Hill               58               1979
              Henry E. Hooper              45               1998
              Robert Jacobs                46               1997


     Jack A. Benz is an electronics engineer by education, holding a degree from Milwaukee School of Engineering. He has been involved in the sales and marketing end of the electronics and communications industry for over 40 years. He has owned businesses in the manufacturers representative and export field. He managed RF Industries, Ltd. when it operated as a separate company in Florida prior to its acquisition in 1987 by Celltronics, the predecessor company to RF Industries.

     John R. Ehret holds a B.S. degree in Industrial Management from the University of Baltimore. He is Vice-President, Chief Financial Officer, and co-owner of TPL Electronics of Los Angeles, California. He has been in the electronics industry for over 30 years.

     Howard F. Hill, a founder of the Company in 1979, has degrees in Manufacturing Engineering, Quality Engineering and Industrial Management. He took over the presidency of the Company in July of 1993. He has held various positions in the electronics industry over the past 30 years.

     Henry E. Hooper has a bachelor's and master's degree from Yale University. He serves as the Director of Technical Knowledge Support at TESSCO Technologies, a distributor of wireless communications products and services. Before TESSCO, Mr. Hooper served as a VP of sales and marketing with a textile manufacturing company. Mr. Hooper has been in the telecommunications industry for over 10 years.

     Robert Jacobs is RF Industries' Account Executive at Neil Berkman Associates and coordinates the Company's investor relations. He holds an MBA from the University of Southern California and has been in the investor relations industry for over 16 years.

     Terrie Gross joined the Company in January 1992 as Accounting Manager. She was elected to Corporate Secretary in February 1995, and elected to Chief Financial Officer in May 1997.

Board Committees and Meetings
-----------------------------
     During the fiscal year ended October 31, 1998, the Board of Directors held 4 meetings. The Board of Directors has an Audit Committee that met 2 times in 1998. All members of the Board of Directors hold office until the next annual meeting of shareholders or the election and qualification of their successors. The directors do not receive any compensation for each Board of Director's meeting personally attended. Executive officers serve at the discretion of the Board of Directors.

     During the fiscal year ended October 31, 1998, each Board of Directors member attended at least 75% of the aggregate of the meetings of the Board of Directors on which he served.

                             Executive Compensation

         Summary of Cash and Other Compensation. The following table sets forth compensation for services rendered in all capacities to the Company during the fiscal year ended October 31, 1998, by the named executive officer for whom disclosure is required.

                                                     Annual Compensation                      Long- Term Compensation Awards
                                                   -----------------------                   ---------------------------------

                                                                                          Securities Underlying      Restricted
                                                            Salary           Bonus            Options/SARs          Stock Awards
Name and Principal Position                Year               ($)             ($)                  ($)                   ($)
---------------------------            -------------    --------------   -------------    ---------------------    ---------------

Howard F. Hill, President                  1998             85,000           25,000               4,000                  -0-
   Chief Executive Officer, Director       1997             85,000            -0-                 4,000                  -0-
                                           1996             85,000            -0-                 4,000                  -0-


         Option Grants. The following table contains information concerning the stock option grants to the Company's Chief Executive Officer for the fiscal year ended October 31, 1998.

                                  Option Grants in Last Fiscal Year
                                 -----------------------------------

                                Securities         % of Total
                                Underlying       Options Granted     Exercise or
                                 Options         to Employees in      Base Price      Expiration
  Name                          Granted (#)        Fiscal Year        ($/Share)          Date
  ----                        -------------      -------------       -----------      ----------

  Howard F. Hill,
  President
  Incentive Stock Option         2, 000                4%               1.87         October, 2008
  Non-Qualified Option           2, 000                8%               1.59         October, 2008

         Option Exercises and Holdings. The following table sets forth information concerning option exercises and option holdings under the 1990 Employee Stock Plan and the Employee Agreement for the year ended October 31, 1998, with respect to the Company's Chief Executive Officer:


                           Aggregated Options/SAR Exercises in Last Fiscal Year
                                  and Fiscal Year-End Option/SAR Values
                          ------------------------------------------------------

                                                           Number of Unexercised          Value of Unexercised
                                                          Options/SARs at Fiscal        In-the-Money Options/SARs
                                                               Year-End (#)               at Fiscal Year end ($)

                                     Value Realized
                        Shares       Market Price at
                       Acquired       Exercise Less
      Name            Exercise(#)   Exercise Price($)    Exercisable   Unexercisable    Exercisable  Unexercisable
    -------           ----------    ----------------     -----------   -------------    -----------  -------------

    Howard F. Hill,       -0-              -0-             436,660         83,340        $713,788      $147,512
      President


Employment Agreement
--------------------
         The Company has no employment or severance agreements, other than the presidents, for payments of more than $100,000. The Company entered into a six year, renewable employment agreement on June 1, 1994, with Mr. Hill providing for annual compensation of $85,000 plus a bonus to be determined by the Board of Directors. The employment agreement granted Mr. Hill options to acquire 500,000 shares of common stock at $.10 per share. Such options vest ratably over the six year term of the employment agreement.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------
         The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 5, 1999 by: ( i ) each director and nominee for director; (ii) the executive officer named in the Summary Compensation Table in Executive Compensation; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of the Common Stock.


  Title of Class       Name and Address                   Number of Shares (1 & 2)        Percentage (2)
  --------------       of Beneficial Owner                   Beneficially Owned         Beneficially Owned
                      ---------------------               ------------------------      ------------------

  Common Stock         Hytek International, Ltd.                  1,267,167                   41.2%
                       690 West 28th Street
                       Hialeah, FL 33010

  Common Stock         Jack A. Benz                              54,000 (3)                    1.7%
                       7610 Miramar Road, Building 6000
                       San Diego, CA 92126-4202

  Common Stock         Howard H. Hill                            453,660 (4)                  14.7%
                       7610 Miramar Road, Building 6000
                       San Diego, CA 92126-4202

  Common Stock         John R. Ehret                             27, 000 (5)                   0.9%
                       7610 Miramar Road, Building 6000
                       San Diego, CA 92126-4202

  Common Stock         Robert Jacobs                             67,900 (6)                    2.2%
                       Neil Berkman Associates
                       1900 Ave of the Stars #2850
                       Los Angeles, CA 90065

  Common Stock         Henry E. Hooper                           17,055 (7)                    0.6%
                       7610 Miramar Road, Building 6000
                       San Diego, CA 92126-4202

                       All Directors and Officers as             636,115 (8)                  20.7%
                       a Group (6 Persons)


1) This table is based on information supplied by officers, directors and principal stockholders. Except as indicated in the footnotes to this table and pursuant to applicable community property laws to the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

2) Shares of Common Stock which were not outstanding but which could be acquired upon exercise of an option within 60 days from the date of this filing are considered outstanding for the purpose of computing the percentage of outstanding shares beneficially owned. However, such shares are not considered to be outstanding for any other purpose.

3) Includes 12,000 shares which Mr. Benz has the right to acquire upon exercise of options exercisable within 60 days after the Record Date.

4) Includes 436,660 shares which Mr. Hill has the right to acquire upon exercise of options exercisable within 60 days after the Record Date.

5) Includes 10,000 shares which Mr. Ehret has the right to acquire upon exercise of options exercisable within 60 days after the Record Date.

6) Includes 30,000 shares which Neil Berkman Associates has the right to acquire upon exercise of vested options, and 17,900 that Robert Jacobs has the right to acquire upon exercise of options exercisable within 60 days after the Record Date.

7) Includes 16,555 shares which Mr. Hooper has the right to acquire upon exercise of options exercisable within 60 days after the Record Date.

8) Includes 456,285 shares which all Directors and Officers, as a group, have the right to acquire upon exercise of options exercisable within 60 days of the date of this report.

There is no arrangement known to the Company, the operation of which may at a subsequent date result in a change of control of the Company.

Compliance With Section 16(a) of the Exchange Act
-------------------------------------------------
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on its review of the copies of reporting forms received by the Company, the Company believes that during its most recent fiscal year ended October 31, 1998, that its officers and directors complied with the filing requirements under Section 16(a).

                                   PROPOSAL 2:
                              SELECTION OF AUDITORS

     Subject to stockholder approval at the Annual Meeting, the Board has selected J.H. Cohn LLP to continue as the Company's independent auditors for the fiscal year ending October 31, 1999. A representative of J.H. Cohn LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.
     Stockholder ratification of the selection of J.H. Cohn LLP as the Company's independent accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of J.H. Cohn LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a changes would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares represented and voting at the meeting will be required to ratify the selection of J.H. Cohn LLP.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2



                             STOCKHOLDERS' PROPOSALS

         Stockholders who intend to submit proposals at the 1999 Annual Meeting must submit such proposals to the Company no later than March 1, 1999 in order for them to be included in the Proxy Statement and the form of Proxy to be distributed by the Board of Directors in connection with that meeting. Stockholders proposals should be submitted to RF Industries, Ltd., 7610 Miramar Road, San Diego, CA 92126-4202

                                 ANNUAL REPORTS

         The Company's 1998 Annual Report on Form 10-KSB which includes audited financial statements for the Company's fiscal year ended October 31, 1998, is being mailed with the Proxy Statement to stockholder of record on or about March 10, 1999.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting of any adjournment thereof, it is intended that the persons named in the enclosed form of Proxy will vote on such matters in accordance with their best judgment.



                                                     Terrie A. Gross,
                                                     Corporate Secretary
                                                     Chief Financial Officer

San Diego, California
March 10, 1999




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